Exhibit 10.1

FOURTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of March, 2008, by and between Silicon Valley Bank (“Bank”) and XPLORE TECHNOLOGIES CORPORATION OF AMERICA, a Delaware corporation (“Borrower”) whose address is 14000 Summit Drive, Suite 900, Austin, Texas 78728.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 15, 2005, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of November 28, 2005, that certain Letter amending Loan and Security Agreement by and between Bank and Borrower dated as of March 30, 2006, that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of May 15, 2006 and that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of February 28, 2007 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) add a requirement that Borrower receive Subordinated Debt proceeds, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1           Schedule Section 3 (FEES (Section 1.4)).  A new paragraph is added at the end of Section 3 of the Schedule to the Loan Agreement as follows:

“Anniversary Fee.  On March 30, 2009, provided that the Maturity Date is extended pursuant to Schedule 9 hereof, an Anniversary Fee of Forty Thousand Dollars ($40,000).”

2.2           Schedule Section 5 (FINANCIAL COVENANTS (Section 5.1)).  A new paragraph is added prior to the “Definitions” portion of Section 5 of the Schedule to the Loan Agreement as follows:

“Subordinated Debt.  Borrower shall have received at least Two Million Dollars ($2,000,000) in proceeds from the issuance of Subordinated Debt no later than May 30, 2008.”

Bank hereby reserves the right to modify the financial covenants in this Section in its reasonable business discretion in connection with the extension of the Maturity Date referenced in Section 9 of the Schedule.”

2.3           Schedule Section 9 (MATURITY DATE (Section 6.1)).  The Maturity Date in Section 9 of the Schedule to the Loan Agreement is amended in its entirety and replaced with the following:

“March 30, 2009, provided however if, on March 30, 2009 Borrower has a Remaining Months Liquidity of at least 9 months, the Maturity Date shall be automatically extended to March 30, 2010; for the purposes hereof, “Remaining Months Liquidity” shall mean the number of months obtained by dividing (i) Borrower’s unrestricted cash held at Bank plus the lesser of (a) the Maximum Credit Limit or (b) the Borrowing Base, minus in either case, the outstanding amount of any Loans made under the Loan Agreement by (ii) Borrower’s monthly EBDA loss based on the average EBDA loss for the prior three (3) months.  For the purposes hereof, “EBDA” means earnings before depreciation and amortization, excluding any non-cash expenses related to stock compensation activities and gains from the Xpad sale, with all such terms being determined in accordance with GAAP.”

3.           Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower delivered to Bank on September 15, 2005, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Postclosing Items.  No later than thirty (30) days after the execution hereof, Bank shall have received the Reaffirmation of Intercreditor Agreement substantially in the form attached hereto as Schedule 2, duly executed and delivered by Wistron Corporation.

7.           Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to Forty Thousand Dollars ($40,000) and (c) Bank’s receipt of the Acknowledgement of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by Guarantor,

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER
SILICON VALLEY BANK	XPLORE TECHNOLOGIES CORPORATION OF AMERICA
By: /s/ Regina Perkins Name: Regina Perkins Title: Relationship Manager	By: /s/ Michael J. Rapisand Name: Michael J. Rapisand Title: Chief Financial Officer